ALLMERICA INVESTMENT TRUST
                               OTHER INFORMATION

SHAREHOLDER  VOTING  RESULTS:  (UNAUDITED)

A special meeting of the Trust's shareholders was held on March 27, 2002 in which they approved five proposals. The voting results were as follows:

Proposal 1 To elect the following three nominees, each to serve until his or her successor is duly elected and qualified:

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                                                               Shares         Shares
                                                                For          Withheld        Total
P. Kevin Condron:                    Number of Votes Cast:  4,025,731,180    128,814,645  4,154,545,825
                                     Percentage of Votes Cast     96.90%          3.10%        100.00%

Jocelyn S. Davis:                    Number of Votes Cast:  4,021,773,176    132,772,649  4,154,545,825
                                     Percentage of Votes Cast     96.80%          3.20%        100.00%

T. Britton Harris, IV:               Number of Votes Cast:  4,021,631,526    132,914,299  4,154,545,825
                                     Percentage of Votes Cast     96.80%          3.20%        100.00%


Proposal 2 To approve a Plan of Distribution and Service for each Portfolio of the Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940:

                                                               Shares         Shares         Shares
                                                                For          Against       Abstaining       Total
Select Emerging Markets Fund:        Number of Votes Cast:     46,224,543      3,967,963      1,901,861     52,094,367
                                     Percentage of Votes Cast     88.73%          7.62%          3.65%        100.00%

Select Aggressive Growth Fund:       Number of Votes Cast:    354,614,295     36,564,429     13,688,137    404,866,861
                                     Percentage of Votes Cast     87.59%          9.03%          3.38%        100.00%

Select Capital Appreciation Fund:    Number of Votes Cast:    201,651,260     15,331,280      6,189,747    223,172,287
                                     Percentage of Votes Cast     90.36%          6.87%          2.77%        100.00%

Select Value Opportunity Fund:       Number of Votes Cast:    200,417,561     16,257,197      5,364,388    222,039,146
                                     Percentage of Votes Cast     90.26%          7.32%          2.42%        100.00%

Select International Equity Fund:    Number of Votes Cast:    366,223,014     37,201,510     13,694,700    417,119,224
                                     Percentage of Votes Cast     87.80%          8.92%          3.28%        100.00%

Select Growth Fund:                  Number of Votes Cast:    374,387,827     32,453,864     11,375,473    418,217,164
                                     Percentage of Votes Cast     89.52%          7.76%          2.72%        100.00%

Select Strategic Growth Fund:        Number of Votes Cast:     63,181,376      3,444,297      1,950,331     68,576,004
                                     Percentage of Votes Cast     92.13%          5.02%          2.85%        100.00%

Core Equity Fund:                    Number of Votes Cast:    357,405,278     39,450,553     11,540,679    408,396,510
                                     Percentage of Votes Cast     87.51%          9.66%          2.83%        100.00%

Equity Index Fund:                   Number of Votes Cast:    167,855,848     19,027,808      5,108,137    191,991,793
                                     Percentage of Votes Cast     87.43%          9.91%          2.66%        100.00%

Select Growth and Income Fund:       Number of Votes Cast:    428,319,784     33,512,817     15,790,941    477,623,542
                                     Percentage of Votes Cast     89.68%          7.02%          3.30%        100.00%

Select Strategic Income Fund:        Number of Votes Cast:     39,578,664      2,335,038        872,931     42,786,633
                                     Percentage of Votes Cast     92.50%          5.46%          2.04%        100.00%

Select Investment Grade Income Fund: Number of Votes Cast:    485,660,666     28,614,244     17,949,634    532,224,544
                                     Percentage of Votes Cast     91.25%          5.38%          3.37%        100.00%

Government Bond Fund:                Number of Votes Cast:     95,162,325      8,920,700      3,385,841    107,468,866
                                     Percentage of Votes Cast     88.55%          8.30%          3.15%        100.00%

Money Market Fund:                   Number of Votes Cast:    511,854,639     52,068,987     24,045,270    587,968,896
                                     Percentage of Votes Cast     87.05%          8.86%          4.09%        100.00%


Proposal 3 To approve an amendment to the Trust's fundamental policy regarding purchases of securities on margin for the following Portfolios:

                                                               Shares         Shares         Shares
                                                                For          Against       Abstaining       Total
Select Emerging Markets Fund:        Number of Votes Cast:     46,560,125      3,807,513      1,726,729     52,094,367
                                     Percentage of Votes Cast     89.38%          7.31%          3.31%        100.00%

Select Aggressive Growth Fund:       Number of Votes Cast:    356,598,492     34,594,336     13,674,033    404,866,861
                                     Percentage of Votes Cast     88.08%          8.54%          3.38%        100.00%

Select Value Opportunity Fund:       Number of Votes Cast:    200,783,685     14,987,651      6,267,810    222,039,146
                                     Percentage of Votes Cast     90.43%          6.75%          2.82%        100.00%

Select International Equity Fund:    Number of Votes Cast:    372,134,397     31,365,877     13,618,950    417,119,224
                                     Percentage of Votes Cast     89.22%          7.52%          3.26%        100.00%

Select Growth Fund:                  Number of Votes Cast:    375,220,010     31,323,107     11,674,047    418,217,164
                                     Percentage of Votes Cast     89.72%          7.49%          2.79%        100.00%

Select Strategic Growth Fund:        Number of Votes Cast:     62,610,293      3,521,861      2,443,850     68,576,004
                                     Percentage of Votes Cast     91.30%          5.14%          3.56%        100.00%

Core Equity Fund:                    Number of Votes Cast:    360,043,792     34,601,419     13,751,299    408,396,510
                                     Percentage of Votes Cast     88.16%          8.47%          3.37%        100.00%

Equity Index Fund:                   Number of Votes Cast:    170,172,926     16,814,695      5,004,172    191,991,793
                                     Percentage of Votes Cast     88.63%          8.76%          2.61%        100.00%

Select Growth and Income Fund:       Number of Votes Cast:    428,792,067     32,384,671     16,446,804    477,623,542
                                     Percentage of Votes Cast     89.78%          6.78%          3.44%        100.00%

Select Strategic Income Fund:        Number of Votes Cast:     39,414,641      2,465,333        906,659     42,786,633
                                     Percentage of Votes Cast     92.12%          5.76%          2.12%        100.00%

Select Investment Grade Income Fund: Number of Votes Cast:    483,864,494     29,573,622     18,786,428    532,224,544
                                     Percentage of Votes Cast     90.91%          5.56%          3.53%        100.00%

Government Bond Fund:                Number of Votes Cast:     93,477,541      9,530,667      4,460,658    107,468,866
                                     Percentage of Votes Cast     86.98%          8.87%          4.15%        100.00%


Proposal 4 To approve an amendment to the Trust's fundamental policy regarding participation by the Portfolios in joint trading accounts:

                                                               Shares         Shares         Shares
                                                                For          Against       Abstaining       Total
Select Emerging Markets Fund:        Number of Votes Cast:     46,888,667      3,203,991      2,001,709     52,094,367
                                     Percentage of Votes Cast     90.01%          6.15%          3.84%        100.00%

Select Aggressive Growth Fund:       Number of Votes Cast:    364,576,287     27,274,111     13,016,463    404,866,861
                                     Percentage of Votes Cast     90.05%          6.74%          3.21%        100.00%

Select Capital Appreciation Fund:    Number of Votes Cast:    205,837,842     10,936,710      6,397,735    223,172,287
                                     Percentage of Votes Cast     92.23%          4.90%          2.87%        100.00%

Select Value Opportunity Fund:       Number of Votes Cast:    204,758,927     11,006,123      6,274,096    222,039,146
                                     Percentage of Votes Cast     92.22%          4.96%          2.82%        100.00%

Select International Equity Fund:    Number of Votes Cast:    378,220,350     25,037,194     13,861,680    417,119,224
                                     Percentage of Votes Cast     90.68%          6.00%          3.32%        100.00%

Select Growth Fund:                  Number of Votes Cast:    381,621,970     24,551,813     12,043,381    418,217,164
                                     Percentage of Votes Cast     91.25%          5.87%          2.88%        100.00%

Select Strategic Growth Fund:        Number of Votes Cast:     64,041,156      2,524,788      2,010,060     68,576,004
                                     Percentage of Votes Cast     93.39%          3.68%          2.93%        100.00%

Core Equity Fund:                    Number of Votes Cast:    367,229,748     28,122,504     13,044,258    408,396,510
                                     Percentage of Votes Cast        89.92%       6.89%          3.19%        100.00%

Equity Index Fund:                   Number of Votes Cast:    173,226,737     13,447,460      5,317,596    191,991,793
                                     Percentage of Votes Cast        90.23%       7.00%          2.77%        100.00%

Select Growth and Income Fund:       Number of Votes Cast:    436,407,378     24,811,954     16,404,210    477,623,542
                                     Percentage of Votes Cast        91.37%       5.20%          3.43%        100.00%

Select Strategic Income Fund:        Number of Votes Cast:     39,904,134      2,055,116        827,383     42,786,633
                                     Percentage of Votes Cast        93.26%       4.80%          1.94%        100.00%

Select Investment Grade Income Fund: Number of Votes Cast:    489,964,465     22,957,665     19,302,414    532,224,544
                                     Percentage of Votes Cast        92.06%       4.31%          3.63%        100.00%

Government Bond Fund:                Number of Votes Cast:     94,960,496      8,208,137      4,300,233    107,468,866
                                     Percentage of Votes Cast        88.36%       7.64%          4.00%        100.00%

Money Market Fund:                   Number of Votes Cast:    514,825,156     46,415,840     26,727,900    587,968,896
                                     Percentage of Votes Cast        87.56%       7.89%          4.55%        100.00%


Proposal 5 To ratify the selection of PricewaterhouseCoopers LLP as auditors of the Trust:

                                                               Shares         Shares         Shares
                                                                For          Against       Abstaining       Total
PricewaterhouseCoopers LLP:          Number of Votes Cast:  3,948,884,343     94,621,931    111,039,551  4,154,545,825
                                     Percentage of Votes Cast     95.05%          2.28%          2.67%        100.00%
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